UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 14, 2009

DRIL-QUIP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13439	74-2162088
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13550 Hempstead Highway Houston, Texas	77040
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 939-7711

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 14, 2009, Dril-Quip Asia Pacific Pte Ltd., a wholly owned subsidiary of Dril-Quip, Inc. (the “Company”), entered into an agreement with Lum Chang Building Contractors Pte Ltd (“LCBC”) for the construction of a new manufacturing facility in Singapore on approximately 11.2 acres of land leased to Dril-Quip Asia Pacific Pte Ltd. through 2037. The agreement, which is effective as of October 16, 2009, is valued at approximately SGD46.5 million and has an expected construction term of 16 months, followed by a maintenance term of 12 months. Upon completion, the facility will support a variety of functions including administration, finance, sales, service, engineering, manufacturing, fabrication, assembly and warehousing. LCBC was selected based on a competitive bid process conducted by Dril-Quip Asia Pacific Pte Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRIL-QUIP, INC.

By:	/s/ JERRY M. BROOKS
Jerry M. Brooks
Vice President - Finance and Chief Financial Officer

Date: October 20, 2009